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                        [FRONT OF FORM OF CONSENT CARD]

PRELIMINARY COPY--SUBJECT TO COMPLETION

                       WRITTEN CONSENT BY STOCKHOLDERS OF
                          TESORO PETROLEUM CORPORATION
                          TO ACTION WITHOUT A MEETING

                                  Solicited by

                 THE STOCKHOLDERS' COMMITTEE FOR NEW MANAGEMENT
                       OF TESORO PETROLEUM CORPORATION IN
                      OPPOSITION TO THE BOARD OF DIRECTORS
                        OF TESORO PETROLEUM CORPORATION

         Unless otherwise indicated below, the undersigned, a stockholder of record of Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), on __________, 1995 (the "Record Date"), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock, par value $.16 2/3 per share, of the Company (the "Common Stock") held by the undersigned to the taking of each of the following actions without a meeting, without prior notice and without a vote:

         THE STOCKHOLDERS' COMMITTEE FOR NEW MANAGEMENT OF TESORO PETROLEUM CORPORATION STRONGLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY CONSENT TO ALL OF THE FOLLOWING RESOLUTIONS. EACH OF THE RESOLUTIONS REQUIRES THE APPROVAL OF A MAJORITY OF THE COMMON STOCK ON THE RECORD DATE.

         THIS CONSENT CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, SIGN AND DATE THIS CONSENT CARD ON THE REVERSE SIDE BEFORE RETURNING THIS CONSENT CARD IN THE ENCLOSED ENVELOPE.

         1.      Fix the number of directors at five (5).

         RESOLVED, that Section 2.1 of Article II of the Bylaws be amended to read as follows:

         Section 2.1 Number, Election and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be five, unless and until changed by resolution of the Board of Directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2.2, and each director elected at an annual meeting of stockholders, and directors elected or appointed in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders and until





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their successors are duly elected and qualified or until their earlier resignation or removal.  A director need not be a stockholder.

                 / / CONSENTS       / / CONSENT WITHHELD        / / ABSTAIN

         2. Require that any vacancies and newly created directorships may be filled only by stockholder action.

         RESOLVED, that Section 2.2 of Article II of the Bylaws be amended to read as follows:

         Section 2.2 Vacancies and Additional Directorships. Any vacancy or vacancies created by the death or resignation of a director may be filled only by the majority vote of the remaining directors, though less than a quorum, or by the sole remaining director. Any vacancy or vacancies created by the removal of one or more directors may be filled only by action of the holders of shares representing a majority of the shares of Common Stock outstanding and entitled to vote and such action may be taken at the same annual or special meeting, or by means of the same written consent or consents, of stockholders at or by which such director or directors were removed, or may be taken at a different meeting or by a separate written consent or consents. Newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and such newly-created directorships may not be filled by the stockholders unless otherwise required by law.

                 / / CONSENTS       / / CONSENT WITHHELD        / / ABSTAIN

         3. Authorize the stockholders to remove any or all directors at any meeting or by written consent of a majority of the stockholders.

         RESOLVED, that Section 2.7 of Article II of the Bylaws be amended to read as follows:

         Section 2.7 Removal of Directors. At any annual meeting of stockholders, at any special meeting of the stockholders duly called for the purpose of removing a director or directors as provided in these By-laws, or by action of the stockholders by written consent in accordance with the laws of the State of Delaware and the Certificate of Incorporation, any director or directors may, by the affirmative vote or written consent, as the case may be, of the holders of shares representing a majority of the shares of Common Stock outstanding and entitled to vote, be removed from office, either for or without cause. Such vacancy may only be filled by the stockholders as provided in
Section 2.2.

                 / / CONSENTS       / / CONSENT WITHHELD        / / ABSTAIN





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         4.      Delete any provision of the Company's By-laws, and delete any amendment to the Company's By-laws, in each case adopted on or after November 14, 1995.

         RESOLVED, that any provision of the Company's By-laws, and any amendment to the Company's By-laws, in each case adopted on or after November 14, 1995 be deleted.

                 / / CONSENTS       / / CONSENT WITHHELD        / / ABSTAIN

         5.      Removal of the incumbent directors of the Company.

         RESOLVED, that the following incumbent directors of the Company are hereby removed from such directorships without cause: Michael D. Burke, Robert
J. Caverly, Peter M. Detwiler, Steven H. Grapstein, Raymond K. Mason, Sr., John
J. McKetta, Jr., Bruce A. Smith, Murray L. Weidenbaum and any other person elected by the incumbent directors to fill any vacancy or newly created directorship.

                 / / CONSENTS       / / CONSENT WITHHELD        / / ABSTAIN

INSTRUCTION:     To consent, withhold consent or abstain from consenting to the removal of all the above-named directors and any other person who is a director of the Company at the time the action taken by this written consent becomes effective, check the appropriate box above. IF YOU WISH TO CONSENT TO THE REMOVAL
                 OF CERTAIN OF THE ABOVE-NAMED DIRECTORS AND/OR CERTAIN OF THE
                 DIRECTORS NOT NAMED ABOVE WHO ARE DIRECTORS OF THE COMPANY AT
                 THE TIME THE ACTION TAKEN BY THIS WRITTEN CONSENT BECOMES
                 EFFECTIVE, BUT NOT ALL OF THEM, CHECK THE "CONSENTS" BOX ABOVE
                 AND WRITE THE NAME OF EACH PERSON YOU DO NOT WISH REMOVED IN
                 THE FOLLOWING SPACE:

________________________________________________________________________________

                   IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY INCUMBENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

         6.      Election of new directors to the Board.

         RESOLVED, that the following persons are hereby elected as directors of the Company to hold office until their successors are elected and qualified:
George F. Baker, Gale L. Galloway, Alan Kaufman, James H. Stone, and Douglas Thompson (the "Nominees").

                 / / CONSENTS       / / CONSENT WITHHELD        / / ABSTAIN

INSTRUCTION:     TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE
                 ELECTION OF ALL THE ABOVE-NAMED PERSONS, CHECK THE APPROPRIATE
                 BOX





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         ABOVE.  IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE
         ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:

________________________________________________________________________________

         IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY CANDIDATE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.

         The invalidity, illegality or unenforceability of any particular provision of this Consent shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.


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                       [REVERSE OF FORM OF CONSENT CARD]


                                        Please sign exactly as name appears on
                                        stock certificates or on label affixed
                                        hereto.  When shares are registered in
                                        more than one name, all such persons
                                        should sign.  When signing as attorney,
                                        executor, administrator, trustee,
                                        guardian, corporate officer, partner,
                                        etc., sign in official capacity, giving
                                        full title as such. If a corporation,
                                        please sign in the full corporate name
                                        by president or other authorized
                                        officer.  If a partnership, please sign
                                        in the partnership name by authorized
                                        person.

                                        DATED:__________________________________

                                        ________________________________________
                                                        Signature

                                        ________________________________________
                                               Signature, if held jointly

                                        ________________________________________
                                           Title or Authority (if applicable)

            IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.
 PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE
                                   ENCLOSED